UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2011

AUBURN BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

United States	000-53370	26-2139168
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

256 Court Street, P.O. Box 3157, Auburn, Maine	04212
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (207) 782-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On January 26, 2011, Auburn Savings Bank, FSB (the “Bank”), the wholly owned subsidiary of Auburn Bancorp, Inc. (the “Company”), entered into a Memorandum of Understanding (the “Bank MOU”) with the Office of Thrift Supervision (“OTS”), its principal federal banking regulator.  On that same date, the Company and its mutual holding company parent, Auburn Bancorp, MHC (the “MHC”) (collectively, the “Holding Companies”), jointly entered into a separate Memorandum of Understanding (the “Holding Company MOU”) with the OTS.

The Bank MOU and the Holding Company MOU (collectively, the “MOUs”) require the Bank and the Holding Companies to take certain measures to improve their safety and soundness.  The following description of the MOUs is qualified in its entirety by reference thereto, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.  The MOUs impose no fines or penalties upon the Bank or the Holding Companies.

Under the Bank MOU, the Bank has agreed, among other things, to:

(i)
develop and implement a Business Plan/Risk Reduction Plan that, among other things, (1) establishes projected capital levels sufficient to support the Bank’s existing and prospective risk profile and comply with the requirements in the Bank MOU to reduce concentrations in classified assets, criticized assets and higher risk loans; (2) contains a detailed discussion of the Bank’s plan to limit higher risk activities; (3) realistically assesses and recognizes increased operating expenses related to staffing and establishing compliance with the Bank MOU; (4) includes a prohibition against materially deviating from the Plan without the prior non-objection of the OTS; and (5) includes a detailed budget;

(ii)	develop and implement a written program to reduce and control concentration risk;

(iii)	obtain the non-objection of the OTS before making any additional commercial real estate loans or commercial and industrial loans;

(iv)	make certain revisions to its loan underwriting, appraisal, and credit administration policies and procedures;

(v)	develop and implement a revised internal loan review program;

(vi)	develop and implement a revised Allowance for Loan and Lease Losses (“ALLL”) Policy;

(vii)	develop and implement Real Estate Owned (“REO”) policies and procedures consistent with regulatory requirements;

(viii)	develop and implement a plan to reduce criticized assets;

(ix)	not increase its brokered deposits without the prior non-objection of the OTS; and

(x)	hold board of directors meetings, and record minutes from such meetings, that are separate from those of the Holding Companies.

Under the Holding Company MOU, the Holding Companies have agreed, among other things, to:

(i)
develop and implement a financial plan designed to: (1) support the Bank in complying with all applicable laws, rules and regulations and the terms and conditions of the Bank MOU;  (2) cause the Holding Companies to maintain a capital position that is commensurate with their risk profiles and  minimize their dependency on capital distributions from the Bank; and (3) address the Holding Companies’ cash flow needs;

(ii)	not incur any debt without the prior non-objection of the OTS;

(iii)	not make any capital distributions without the prior non-objection of the OTS;

(iv)	conduct an analysis of the allocation of expenses between the Holding Companies and the Bank; and

(v)	hold board of directors meetings, and record minutes from such meetings, that are separate from those of the Bank.

Item 9.01                      Financial Statements and Exhibits

(d)                      Exhibits.

    Exhibit No.                      Description

10.1	Memorandum of Understanding Between the Office of Thrift Supervision and Auburn Savings Bank, FSB

10.2	Memorandum of Understanding Between the Office of Thrift Supervision, Auburn Bancorp, Inc. and Auburn Bancorp, MHC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUBURN BANCORP, INC.
DATE: January 27, 2011	By:	/s/ Allen T. Sterling
Allen T. Sterling
President and Chief Executive Officer